Exhibit 99.2

[counsel],

Please refer to the resignation email I sent last Friday and feel free to use its content in any future 8-K that the company is obligated to file. Please be advised that I am not in agreement with many of the company's operations, policies and practices and therefore felt the need to separate my association with NFEI, its management and Directors. However, upon advise from my counsel I am not at liberty nor is there an obligation for me to discuss the reasons for my resignation beyond the content of this and the aforementioned email.

I hope that is helpful.

Regards,

/s/ Paul Laird
Paul Laird